                                                                    Exhibit 99.1

                         NORTH AMERICAN VACCINE, INC.

            Proxy for Special Meeting of Shareholders June 15, 2000

     The undersigned hereby names, constitutes and appoints Randal Chase and Neil Flanzraich, or either of them acting in the absence of the other, with the power of substitution, the undersigned's true and lawful attorney and proxy to attend, act and vote for and on behalf of the undersigned at the Special Meeting of Shareholders of North American Vaccine, Inc. (the "Company") to be held at 275 Armand-Frappier Boulevard, Laval, Quebec, Canada on Thursday, June 15, 2000 commencing at 9:00 a.m. (local time), and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned in the manner specified on the reverse side, with all of the powers that the undersigned would possess if the undersigned were personally present.

     The undersigned reserves the right to revoke this proxy at any time prior to its exercise by (i) duly filing a written notice of revocation with the Secretary of the Company, (ii) duly executing and delivering a proxy bearing a later date to the Secretary of the Company, (iii) voting in person at the Special Meeting or (iv) in any other manner permitted by law. For any written notice of revocation or later-dated proxy to be effective, it must be delivered to the Company's registered office at any time up to and including the last business day preceding the day of the Special Meeting, or any adjournment thereof, or to the Chairman of the Special Meeting on the day of the Special Meeting, or any adjournment thereof. The Company's registered office is located at 1 Place Ville Marie, 40th Floor, Montreal, Quebec H3B 4M4, Canada.

     The undersigned may appoint a proxyholder, other than the proxyholders identified above, to attend and act on the undersigned's behalf at the meeting. To do so, strike the name of the proxyholders above and specify above the stricken names the name(s) of the person(s) so appointed.

     This proxy is being solicited on behalf of the management of the Company. Unless a contrary direction is indicated in this proxy, the shares represented by this proxy will be voted for: (1) approval of the Arrangement Resolution and, thereby, approval of the Arrangement under Section 192 of the Canada Business Corporation Act among the Company, Baxter International Inc. and Neptune Acquisition Corp. If specific instructions are indicated, this proxy will be voted in accordance with such instructions. This proxy confers discretionary authority with respect to amendments or variations to the matters identified in the notice calling the Special Meeting or other matters that may properly come before the Special Meeting, and accordingly, in the event there are any such amendments or variations or other matters brought before the Special Meeting or any adjournment or postponement thereof, this proxy will be voted in accordance with the judgment of the proxyholders. Management is not presently aware of any such matters to be presented for action at the meeting.

     Please vote, date and sign this proxy and return it at once, whether or not you expect to attend the Special Meeting. You may vote in person if you do attend the Special Meeting. If this proxy is not dated in the space provided below, it is deemed to bear the date on which it is mailed to shareholders.

                        (to be signed on reverse side)

The Board of Directors recommends a vote "FOR" the Proposal. Please indicate your vote by an "X" in the appropriate box below.

PROPOSAL:                    FOR               AGAINST               ABSTAIN
                             [_]                 [_]                   [_]

1. Approval of the Arrangement Resolution and, thereby, approval of the Arrangement under Section 192 of the Canada Business Corporation Act among North American Vaccine, Inc., Baxter International Inc. and Neptune Acquisition Corp.

2. In the discretion of such proxies, upon such other business as may properly come before the special meeting or any adjournment thereof.

Signature(s)    ____________________________________  Date  ____________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.